Exhibit 10.10

                                                               CONFIDENTIAL

                           UMBRELLA PURCHASE AGREEMENT
                               (Standard Agreement
                          for the Purchase of Products)

This Agreement, effective as of September 30, 1998, by and between,

WhoVision, Inc., a corporation having its principal office at 100 North Pointe Drive, Lake Forest, 92630 and its wholly owned subsidiaries (hereinafter referred to as "Supplier") and

Philips Electronics North America Corporation, a corporation having its principal place of business at 1251 Avenue of the Americas, New York, NY, 10020, USA, for the purpose hereof acting through the Business Group Flat Panel Display which forms part of the worldwide Philips Components Division (hereinafter referred to as "Philips"). Philips is also acting on behalf of its affiliated companies. Philips and its affiliated companies are hereinafter collectively referred as "Participant" or "Participants."

Supplier and Philips sometimes being referred to herein singularly as a "party" and collectively as the "parties."

                               W I T N E S S E T H

WHEREAS, Philips and its affiliated companies are active in the field of design, development, manufacture and sale of a wide range of components;

WHEREAS, Supplier is engaged in and active in the field of design, development, manufacture and sale of a range of fingerprint sensor systems and is willing and able to develop and manufacture such Products (as defined in Section 1.1) for the Participants;

WHEREAS, Philips and WhoVision want to establish the terms and conditions applicable to Purchase Orders, as defined hereinafter, placed by Participants with Supplier for the delivery of certain Products during the term of this Agreement;

NOW, THEREFORE, WhoVision and Philips hereby agree on this 30th day of September, 1998, as follows:


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                                    ARTICLE 1

                             SCOPE AND BASIC INTENT

1.1 This purpose of this Agreement is to establish the terms and conditions applicable to the purchase by Participants from Supplier of the products identified in Annex 1 hereto (the "Products") complying with the respective specifications contained in Annex 2 hereto (the "Specifications"). The definition of "Products" also automatically includes "WhoVision Products," as such term is defined in the Technology Transfer Agreement between Supplier and Philips dated September 30, 1998. Additional Products may be added by mutual agreement of the parties. Annexes 1 and 2 will then be amended accordingly.

1.2 Any of the Participants may issue purchase orders ("Purchase Orders") to Supplier for the supply and delivery of Products and WhoVision undertakes to supply and deliver or cause to be supplied and delivered such Products to the ordering Participant, all in accordance with the terms and conditions of this Agreement.


                                    ARTICLE 2

             LEAD-TIME AND FORECASTS; RESCHEDULING AND CANCELLATION

2.1 Participants agree to provide to Supplier's contact address identified in Annex 4 hereto, during the Term of this Agreement on a monthly basis written rolling non-binding Product purchase forecasts in a format as specified in Annex 1 indicating by Product, the quantity of Products to be shipped in each of the next twelve (12) months ("Rolling Forecasts"). Rolling Forecasts will be used for Supplier's capacity planning purposes. The structure of each month's Rolling Forecast shall be with due regard to the applicable lead-times.

2.3 Once per quarter the Rolling Forecast shall be accompanied by a non-binding long term forecast(s) in a format as specified in Annex 1 indicating by Product the total quantity of Products anticipated to be required for each of the successive periods of three months from the twelfth (12th) through the twenty fourth (24th) months. The long term forecast will be fore information and resource planning purposes.

2.4 It is understood by Philips that the manufacture of Products can only be initiated upon receipt by Supplier of a firm Purchase Order from a Participant and the subsequent confirmation thereof by Supplier, all in accordance with Article 3 hereof.

2.5 A Participant may request that Supplier reschedule the original Scheduled Shipment Date (defined in Section 5.3) for Products (excluding discontinued products and warranty


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         replacement orders) but may only do so pursuant to the criteria set forth in Annex 1. All requests to reschedule the original Scheduled Shipment Dates are subject to Supplier's written acceptance, which shall not be unreasonably withheld.

2.6 A Participant may cancel a Purchase Order in whole or in part if such Participant gives notice pursuant to the criteria set forth in Annex 1.



                                    ARTICLE 3

                        PURCHASE ORDERS AND CONFIRMATION

3.1 Purchase Orders for Products shall be submitted by Participants to Supplier at Supplier's contact address listed on Annex 4, on separate Purchase Order forms, or, if so agreed, by EDI.

3.2 Any Purchase Order issued hereunder by a Participant to Supplier shall include the following information:

         o   Reference to this Agreement by its number;
         o   (Reference to) Products by part number and description;
         o   Quantity of Products;
         o   Shipping and invoicing address;
         o   Requested delivery date(s);
         o   (Reference to) the applicable prices, discounts, and payment terms;
         o (Reference to) any additional terms and conditions, e.g., additional logistic information.

3.3 Unless otherwise agreed in writing between Participant and Supplier, Supplier may confirm and thereby accept each Purchase Order placed in accordance with this Agreement (or advise Participant of required clarifications) in writing promptly, but ultimately within 10 business days, after receipt thereof. Purchase Order confirmations shall include a reference to this Agreement by its number and shall furthermore confirm all of the information provided in the Purchase Order.

3.4 Supplier shall supply and deliver to Participant the Products according to the agreed Specifications as per Annex 2 hereto and in accordance with the terms and conditions set forth in this Agreement.

3.5      [Intentionally omitted.]


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3.6      Notwithstanding any provisions to the contrary that might be set forth in a Purchase Order or in the conditions of sale or other document of Supplier submitted with the Purchase Order confirmation, the preprinted terms and conditions on the face and reverse side of a Purchase Order or any other document sent with or subsequent to the Purchase Order confirmation of Supplier shall not apply to or become part of the Purchase Order and/or the delivery obligations resulting therefrom, unless any such term or condition has been expressly agreed upon in writing by Participant and Supplier.

3.7 It is understood that Supplier's supply of Products requires lead-times as specified per Product in Annex 1. Unless agreed otherwise between Supplier and Participant, Participant's Purchase Order will take into account such agreed lead-times.


                                    ARTICLE 4

              DELIVERY TERMS, PRICES, DISCOUNTS, AND PAYMENT TERMS

4.1 The Prices as per Annex 1 are in the currencies identified for each Product, exclusive of sales taxes, duties or similar levies.

4.2 Sales taxes, duties or similar levies will be added by Seller to the Prices where Seller is required by law to pay or collect them and will be paid by Buyer in the form of a surcharge, unless Buyer supplies Seller with appropriate tax exemption certificates, and holds Seller harmless from all taxes and expenses incurred or arising out of and to the extent of the use of such certificates.

4.3 Prices will be revised periodically and published in a Price List. It is intended and foreseen that prices will decrease over time.

4.4 The price of any Products ordered under any Purchase order placed before any revised prices have become effective according to the preceding subclause shall only be affected by any subsequent price increase according to the procedure as described in said subclause, if and to the extent the required period of delivery of such Products shall exceed a period of six (6) months as from the effective date of the price increase.

4.5 In the event of unforeseen circumstances affecting Participants or Supplier or both and/or in the event the price/performance ratio of Products deteriorates as compared to competitive products, the parties will jointly review the situation and attempt to find a solution reasonably acceptable to the parties. [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

[Confidential Treatment requested for redacted portion of the document]


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xxx      xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
         xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

4.6 At the end of each twelve (12) months period during the validity period of this Agreement, WhoVision shall report in writing to Philips the types, quantities, discounts, and total purchase price of the Products supplied by Supplier to all of the Participants during such period and/separately, of those ordered but not yet supplied by Supplier. The same applies as regards products and services which are not defined within the scope of this Agreement.

4.7 Supplier shall allocate available product among strategic customers. Customers characterized as strategic may vary from time to time, but shall be a small group of customers that have a significant volume of actual or expected purchases. [xxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxx] The establishment of these practices and administration of material planning and allocation issues shall be consistent with industry practice as in other computer related peripheral/component suppliers. [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxx]
         [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
         xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] On a short-term basis, Supplier may allocate additional capacity when available. [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]
         [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
         xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]. All orders from strategic customers shall be subject the requirement of Rolling Forecasts. Flexibility and re-schedule percentages are limited by lead-time and available capacity as set forth in Appendix 1.

                                    ARTICLE 5

                              SHIPMENT AND DELIVERY

5.1 Unless otherwise agreed, the Incoterms 1990 edition issued by the International Chamber of Commerce, Paris, France, shall apply to deliveries under this Agreement.

5.2 Parties agree that delivery shall take place on an "Ex Works" basis. Supplier reserves the right to store the Products in consignment at Participant's risk and expense as and when they are available to Participant in accordance with above.

[Confidential Treatment requested for redacted portion of the document]


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5.3      Title shall pass to Participant at the time the Products have been placed at the disposal of Participant in accordance with Article 5.2 hereof and Participant shall bear all costs relating to the Products as from such time.

5.4      Except in the case of a notified excusable delay as referred to in
         Article 8 hereof, should Supplier fail to ship Products on the agreed shipment date, Participant will give Supplier written notice of non-shipment, allowing Supplier ten (10) business days from the date of receipt of Participant's notice within which to cure non-shipment before Supplier's delivery shall be deemed delinquent. If the delivery is deemed delinquent, Participant's sole remedy shall be to cancel or reschedule, at no cost to Participant, the delinquent portion of the Purchase Order for the applicable Products. Participant shall be responsible for payment for goods shipped and provided in accordance with Purchase Orders in place, according to the terms of payment described herein.

5.5 Products shall be delivered in such packing as is suitable for the mode of transport to be used and Supplier shall provide each packing with such indications as the relevant Participant may specify from time to time.

5.6 Supplier shall include one (1) copy of the packing slip with each delivery or shipment to Participant, and this packing slip shall contain the following information:

                  o         Reference to Purchase Order;
                  o         Description of Product;
                  o         Numbers of containers, sizes and quantities;
                  o         Authorizing Personnel.

         Supplier shall include such additional information as is necessary to assure correct payment, accountability, and traceability to a particular invoice.

5.7 In the event Participant contests delivery, Participant must request a proof of delivery from Supplier within thirty (30) days of the date of Supplier's invoice; otherwise, delivery shall be deemed complete.


                                    ARTICLE 6

                  TYPE APPROVAL/QUALITY PERFORMANCE/INSPECTION

6.1 All Product to be supplied by Supplier to Participants pursuant to this Agreement shall be checked and tested by Supplier in accordance with the requirements specified in Annex 3 hereto and Supplier shall keep record of the test results at least four (4) years after delivery of each Product and on request provide Participant with copies thereof. Supplier shall only


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         supply Products which comply with the Specifications and other agreed requirements, if any.

6.2 Each participant may inspect the delivered Products at their destination within sixty (60) days after the arrival date at the place of destination. Each Participant shall have the right to reject all or any of the Products which do not meet the inspection standard, provided that such claim shall be served to Supplier with supporting evidence within ninety (90) days after the arrival date of the Products at the place of destination. In case of a rejection, Supplier shall replace the applicable Products free of charge within a reasonable period of time, it being understood that all costs connected with the forwarding of such replacement shall be for Supplier's account.




                                    ARTICLE 7

                           INVOICING AND PAYMENT TERMS

7.1 Suppliers' invoice shall be issued upon delivery of the Products. Payment of the invoice is due within thirty (30) days from the date of Supplier's invoice. All payments shall be made without any discount whatsoever. Supplier shall submit the invoices to the addresses stated therefore in Annex 4 hereto.

         Invoices shall be submitted in duplicate.

7.2 If shipments are made in installments, Supplier shall invoice the Participant for each installment separately.

7.3 Unless otherwise agreed payment is to be made by wire transfer to Supplier's bank account as mentioned in Annex 4. All bank charges, taxes, levies, duties and other cost as may be due or become due on payments hereunder are for Participant's account.

7.4 Participant hereby waives any and all rights to offset existing and future claims against any payments due for Products sold hereunder or under any other agreements that Participant and Supplier may have and agrees to pay the amounts hereunder regardless of any claimed offset which may be asserted by Participant or on its behalf.

7.5 Participant hereby grants Supplier a purchase money security interest in the Products and in any proceeds therefrom (including accounts receivable) as security for its obligations hereunder until the entire amount due has been paid, and will execute any document to perfect this security interest requested by Supplier.


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                                    ARTICLE 8

                                 EXCUSABLE DELAY

8.1 Neither Party shall be responsible for a failure in the performance of this Agreement or of any confirmed Purchase Order if:

         (i) such failure cannot reasonably be attributed to such party, taking into account industry practice; or

         (ii) such Party cannot be held accountable for such failure because it is caused by Force Majeure as defined in Section 8.3 hereof.

         In case of such a failure, the performance of the relevant part of the confirmed Purchase Order will be suspended, without the non-performing party being held responsible for any damage resulting therefrom to the other party.

8.2 The non-performing party will notify the other party on the occurrence of such failure and the estimated duration as soon as possible. In the event the suspension has lasted for three (3) consecutive months or as soon as it is established that the suspension will last for at least three (3) consecutive months, either party is entitled to terminate partially or in whole the confirmed Purchase Order without being held liable to any indemnity whatsoever towards the other party.

8.3 The expression "Force Majeure" shall mean and include circumstances or occurrence beyond one party's reasonable control - whether or not foreseeable at the time of this Agreement or the Purchase Order or Order Confirmation - in consequence of which one party cannot reasonably be required to execute its obligations under this Agreement or the confirmed Purchase Order. Such circumstances or occurrences include but are not restricted to: acts of God, war, civil war, insurrections, fires, floods, labor disputes, epidemics, governmental regulations and/or similar acts, freight embargoes, non- availability of any permits, licenses and/or authorizations required, defaults or delays of suppliers or subcontractors and inability or impracticability to secure transportation, facilities, fuel, energy, labor, materials or components.


                                    ARTICLE 9

                         LIMITED WARRANTY AND DISCLAIMER

9.1 Supplier warrants to Participant that the Products delivered pursuant to this Agreement will, at the time of delivery and for a period of twelve (12) months thereafter, be free from defects in design, construction, manufacture, material and workmanship and shall conform to the Specifications. Supplier's obligations with respect to claims under this warranty shall include a warranty adjustment consisting, at Participant's option, of (i) repair or replacement of such defective or non-conforming Products, or (ii) an appropriate credit of the purchase price thereof, provided that Supplier is informed by Participant in writing promptly after the defects have revealed themselves.

9.2 The provisions of this Article 9 will survive the expiration or termination for whatever cause of this Agreement.

9.3      This limited warranty and disclaimer does not cover:

         (i)      damage sustained by normal wear and tear;

         (ii) damage arising as a consequence of negligence, misuse or improper storage, installation, repair, alteration, or return handling of the Products or parts thereof, other than by Supplier.

         (iii) damage resulting from environmental or stress testing, other than by Supplier.

         (iv) and damage arising as a consequence of continuous operating beyond Supplier's published Product Specifications.

         THE EXPRESS WARRANTY GRANTED ABOVE SHALL EXTEND DIRECTLY TO PARTICIPANT AND NOT TO PARTICIPANT'S CUSTOMERS, AGENTS OR REPRESENTATIVES OR ANY OTHER THIRD PARTY AND EXCEPT FOR WARRANTY OF TITLE, IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, SUCH OTHER WARRANTIES BEING SPECIFICALLY DISCLAIMED BY SUPPLIER.


                                   ARTICLE 10

                             LIMITATION OF LIABILITY

10.1 IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR ANY BREACH OR ALLEGED BREACH OF THIS AGREEMENT EXCEED THE TOTAL PURCHASE PRICE FOR PRODUCTS CONCERNED, NOR SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR CONSEQUENTIAL DAMAGES RESULTING FROM SUCH BREACH OR ALLEGED BREACH, INCLUDING BUT NOT LIMITED TO EXCESS REPROCUREMENT COSTS, AND IRRESPECTIVE OF WHETHER SUCH PARTY


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         HAS ADVANCE NOTICE OR ADVANCE KNOWLEDGE OF THE POSSIBILITY OF
         SUCH DAMAGES.

10.2 SELLER'S PRODUCTS ARE NOT DESIGNED FOR USE IN LIFE SUPPORT DEVICES, APPLIANCES OR SYSTEMS WHERE MALFUNCTION CAN REASONABLY BE EXPECTED TO RESULT IN A PERSONAL INJURY. BUYER USING OR SELLING SELLER'S PRODUCTS FOR USE IN SAID EQUIPMENT DOES SO AT ITS OWN RISK.

                                   ARTICLE 11

              PRODUCT AND PRODUCTION CHANGES/DISCONTINUED PRODUCTS

11.1 Supplier reserves the right to make Product and/or production changes with Participant's prior written approval, not to be unreasonably withheld, provided that said changes shall not negatively affect form, fit or function of the Products and their performance characteristics or their integrability into Participant's systems or products.

11.2 If production of any Product covered by this Agreement is to be permanently discontinued ("Discontinued Product") at any time during the term of this Agreement, Supplier shall use reasonable commercial efforts to give Philips and all Participants which have ordered such Products during the preceding one year at least six (6) months prior written notice of such discontinuance for multisourced Products and twelve (12) months notice for sole sourced Products. Supplier will also give Participants notice of Discontinued Products that are deemed to be technically non-manufacturable, or otherwise limited in availability, when a standard notice as outlined above is commercially impracticable. If Philips discontinues supplying certain components to Supplier or shorter notice, Participants acknowledge that such action could cause a limited Product availability.

11.3 Supplier's written Discontinued Product notice to Participant will contain the specific last time ordering conditions for the Discontinued Products.

11.4 During the period after notice, Supplier shall accept Purchase Orders from Participant for the unordered quantities of the Discontinued Products as priced in this Agreement, to the extent such Purchase Orders can be supplied within Supplier's manufacturing capabilities.

11.5 Discontinued Product Purchase Orders will be considered Participant's firm, final Purchase Orders for the Discontinued Products and will not be subject to Participant's termination or cancellation without Supplier's express prior written approval. Supplier's Scheduled Shipment Dates for Discontinued Product(s) are approximate and will be based upon the aggregate of all final order quantities received for the affected Products which Supplier must support. Supplier's shipment of Discontinued Products ordered by Participant is conditioned upon Supplier's final availability and manufacturing yields of the affected Products.


                                   ARTICLE 12

                          INTELLECTUAL PROPERTY RIGHTS

12.1 Supplier, at its own expense, shall defend any suit brought by any third party against Participant or its agents, stockholders, directors, employees, officers, resellers, distributors, or assigns insofar as it is based upon a claim that any Product alone, and not in combination with any other products not supplied by Supplier, as directly supplied by Supplier hereunder and not modified in any way by Participant infringes any patent(s), trade mark(s), copyright(s) or design(s) or other intellectual property right(s) of any third party, provided that Supplier is notified promptly by Participant in writing of any claim of or suit for infringement and is given full authority at Supplier's option to settle or conduct the defense thereof with Participant's full assistance and co-operation in said defense at Supplier's expense. Supplier shall not reimburse costs or expenses incurred by Participant without prior written notice of the expenditure. In the event that Products supplied hereunder by Supplier in the form as specified above are in such suit held to constitute infringement and their use is prohibited, with Participant's consent (which consent shall be not unreasonably withheld) Supplier shall replace the infringing Products with non- infringing Products or shall modify the Products so that they become non-infringing, or authorize the return of such Products and grant Participant a credit for the Price paid therefor.

12.2 It is expressly understood that Supplier shall not be liable for infringement of any intellectual property rights covering any product other than Products as such hereunder, in the form as supplied and not modified in any way, nor for infringement of intellectual property rights covering any assembly, circuit, combination, method or process in which, or in the manufacture, testing or application of which such Products may have been used. Furthermore, Supplier shall not be liable for any infringement necessarily arising from compliance with Participant's design, specifications or instructions. Participant shall indemnify Supplier against any final award of damages or costs for such infringement and shall reimburse all costs incurred by Supplier in defending any suit or proceeding for such infringement, provided Supplier gives Participant prompt notice in writing of any such suit or proceeding for infringement and, if so requested, full authority to conduct the defense thereof and full assistance and co-operation in said defense, at Supplier's expense.

12.3 The sale of any Product hereunder does not convey any license, by implication, estoppel or otherwise, under any intellectual property rights of Supplier covering any Product supplied hereunder or any combination in which any Product supplied by Supplier hereunder is combined with any other product, whether or not supplied by Supplier, or any method or


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         process in which any such Product of Supplier may be used, except the implied license to use and resell the Products under any of Supplier's IPR.

12.4 THE FOREGOING STATES THE ENTIRE LIABILITY OF SELLER IN CONNECTION WITH THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES BY PRODUCTS SUPPLIED BY SELLER HEREUNDER AND EXCEPT AS STATED HEREABOVE, SELLER SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGE OF ANY KIND WHATSOEVER, INCLUDING ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, SUFFERED OR INCURRED BY BUYER OR ITS IMMEDIATE CUSTOMERS IN RESPECT OF OR IN CONNECTION WITH THE INFRINGEMENT OF ANY THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS.


                                   ARTICLE 13

                             TRADEMARKS AND MARKINGS

13.1 Except where intended to serve as instructions for use or advertising matter, all technical information in relation to Supplier's Products and their maintenance remains Supplier's property and may without its consent not be utilized or copied, reproduced, transmitted or communicated to third parties. Illustrations, catalogues, colors, drawings, dimensions, statements of weight and measurements etc. made available by Supplier are only meant to present a general idea of the products to which they refer; they are approximately only and therefore not binding upon Supplier.

13.2 Neither Party shall, without the other Party's prior written consent, use the other party's name or trademark as such and/or use same in connection with any advertisement or sales literature.

13.3 The Parties understand that the consent necessary in article 13.2 above, may require separate authorization agreements for such use consistent with then current policy of the authorizing Party.

                                   ARTICLE 14

                              COMPLIANCE WITH LAWS


14.1 Supplier warrants that it is legally authorized to enter into this Agreement. Supplier further warrants that it shall comply with all applicable rules, regulations and laws in the manufacture and sale of the Products, including but not limited to such matters as environmental, export control and safety laws. If requested, Supplier will assist Participant or Participant's customer(s), if applicable, by providing evidence of its compliance or such information necessary to assist Participant or Participant's customer(s) to comply with same.


                                   ARTICLE 15

                               SEVERABILITY/WAIVER


15.1 In the event that any provision(s) of this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction or by any future legislative or administrative action, such holding or such action shall not negate the validity or enforceability of any other provisions hereof.

15.2 The failure on the part of either party to exercise, or any delay in exercising, any right or remedy hereunder shall not operate as a waiver thereof nor shall any single or partial exercise of any right or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.


                                   ARTICLE 16

                                    SUCCESSOR


16.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither party shall, during the term of this Agreement, have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party. However, nothing herein shall be construed to prevent Supplier from assisting its rights to receive payments due under the terms of this Agreement. Notwithstanding the foregoing, a party shall not unreasonably withhold consent in the case of an assignment in connection with a merger, consolidation or assignment of the entire business of the other party.

                                   ARTICLE 17

                                   TERMINATION


17.1 This Agreement enters into force on the Effective Date and shall remain in force until September 30, 2001. This Agreement shall be automatically renewed annually for successive periods of one (1) year, unless terminated by mutual agreement; provided that

         Supplier may terminate this Agreement upon 12 months notice to Philips in the event the Supply Agreement between Supplier and Philips is terminated.


                                   ARTICLE 18

                         APPLICABLE LAW AND JURISDICTION


18.1 This Agreement and Purchase Orders and Order Confirmations made hereunder shall be construed in accordance with and governed by the laws of the State of California. The United Nations Convention on Contracts for the International Sale of Goods shall not apply. Neither Buyer's general conditions of purchase nor Seller's general conditions of sale are applicable to this Agreement or to any Purchase Order or Order Confirmation.

18.2 All disputes arising in connection with this Agreement, which cannot be resolved amicably, shall be determined exclusively by the state or federal courts located in the State of California.


                                   ARTICLE 19

                                     NOTICES


19.1 All notices, requests and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed, or facsimile (fax) copied to the party at the notice address stated in Annex 4 hereto.

         Any notice, if mailed properly addressed, postage prepaid, certified mail shall be deemed made on the certified date. Any fax or Purchase Order or confirmation thereof sent electronically shall be deemed delivered on the first working day immediately following the transmission date.

                                   ARTICLE 20

                            CONFIDENTIAL INFORMATION


20.1 The partners shall be bound by the non-use and nondisclosure provisions of Article 8 of the Technology Transfer Agreement by Supplier and Philips and such provisions are incorporated herein by reference.

20.2 Each receiving party shall return aforesaid data and information on the disclosing party's request. The disclosed information shall remain the property of the disclosing party and nothing contained in this Article 20 shall be construed as a grant of license to the receiving party to make, use, or sell any products or services using confidential information of or as a license under any patents or other intellectual property rights covering same.

20.3 The commitment defined herein above shall continue during the period of this Agreement and five (5) years thereafter, it being understood that these commitments shall cease if but to the extent only, that confidential information:

         - is or becomes generally known or available to be public at large through no act or omission of the receiving party; or

         - can be demonstrated to have been available to the receiving party prior to disclosure or has thereafter been furnished to the receiving party always without restriction as to the disclosure or use; or

         - can be demonstrated to have been independently developed by the receiving party subsequent to disclosure without use of any confidential information received from the other party; or

         - is furnished to others by the disclosing party without similar restrictions to those herein contained as to the use or disclosure thereof; or

         -        is ascertained from a commercially available product; or

         - is disclosed pursuant to administrative or judicial action, provided that the receiving party shall use its best effort to maintain the confidentiality of the confidential information by asserting in such action any applicable privileges and shall, immediately after receiving notice of such action, notify the disclosing party thereof and give the disclosing party the opportunity to seek any other legal remedies so as to maintain such confidential information in confidence


         If only a portion of the confidential information falls under any of the subsections, then only that portion of the confidential information shall be excluded from the use and disclosure restrictions of this Agreement.

                                   ARTICLE 21

                                 EXPORT CONTROL


21.1 Participant and Supplier agree to inform the other Party of any export control regulations which may regulate the export/import of the Product to or from any countries of Participant's delivery addresses (Annex 2), if so requested. Each party shall cooperate to promptly secure any required export licenses for the Products.


                                   ARTICLE 22

                                  MISCELLANEOUS


22.1 Supplier shall provide adequate documentation with regard to the Products to be supplied, such as CE Certification, storage instructions, forwarding documents, and, at request, Certificate of Origin, and furthermore all data relating to relevant governmental regulations such as regarding import, export, safe handling, storage, use, and disposal of Products.

22.2 In case Supplier will introduce new Products, Supplier will consult Philips if the new Products could be interesting for Philips or Participants in order to determine whether this Agreement could be extended to said new Products as well, and if so, what prices and discounts will apply to such new Products.

22.3 Supplier shall not in any way use or apply the Philips Shield emblem or Philips name, trademark, or any mark resembling them in advertisements, sales promotion, publicity or publications, nor in any other way, nor advertise or publish that Supplier does do business with Philips or Participants, unless with Philips' prior written consent.

22.4 This Agreement including the Annexes [1, 2, 4, 5] constitute the entire Agreement between the Parties and the Parties agree that there are no other representations, warranties or oral agreements relating to the subject matter of this Agreement. Amendments and additions to this Agreement shall be valid only by exchange of documents signed by both Parties. For the sake of clarity such amendments shall be expressly marked "Amendment (nbr ) to the Agreement." This Agreement between Buyer and Seller shall supersede the provisions of any general conditions of purchase which may be written behind the Purchase Order used by Buyer.

22.5 Any disputes arising with respect to this Agreement shall be resolved in the manner provided the Technology Transfer Agreement.


PHILIPS ELECTRONICS NA CORP                     WHO?VISION SYSTEMS, INC.


Signature:  /s/ Matthew T. Medeiros             Signature:  /s/ Alex Dickinson

Name:  Matthew T. Medeiros                      Name: Alex Dickinson

Title:  Chairman & CEO Flat Display             Title:  CEO

Date:  9/30/98                                  Date:  9/30/98

                                     ANNEX 1


Products
[to be determined on or before January 31, 1999]

Delivery Terms
Shipments to be made on an Ex Works basis, with freight and other costs billed to Participants.

Lead Times
[to be determined on or before January 31, 1999]

Prices
[to be determined on or before January 31, 1999]

Discounts
[to be determined on or before January 31, 1999]

Payment Terms
Net 30

other Agreed Terms


Availability Period
[to be determined on or before January 31, 1999]

Validity Period
[to be determined on or before January 31, 1999]


Rolling Forecast Format
[to be determined on or before November 31, 1998]

                                     ANNEX 2


AGREED SPECIFICATIONS
[to be determined on or before January 31, 1999]

                                     ANNEX 3


A.     Quality Procedures
[to be determined on or before January 31, 1999]

B.     Inspection Procedures
[to be determined on or before January 31, 1999]

                                     ANNEX 4

                               Contract Addresses



A.     Supplier's Contract Addresses for Purchase Orders
[to be determined on or before January 31, 1999]


B.     Participant's Invoice Addresses
[to be determined on or before January 1, 1999]


C.     Supplier's Bank Accounts for Payment of Invoices
[to be determined on or before January 31, 1999]


D.     Notice Addresses
[to be determined on or before January 31, 1999]